Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 Nos. 333-223856, 333-223857, 333-228770, 333-229609, 333-232163, 333-234869, 333-235970, 333-237142, 333-249178, 333-249386, 333-253646, 333-255165, 333-256304, 333-257412 and 333-261888) of Sorrento Therapeutics, Inc.,

(2) Registration Statement (Form S-8 No. 333-163670) pertaining to Sorrento Therapeutics, Inc. 2009 Stock Incentive Plan,

(3) Registration Statements (Form S-8 Nos. 333-198307 and 333-213130) pertaining to Amended and Restated 2009 Stock Incentive Plan of Sorrento Therapeutics, Inc.,

(4) Registration Statement (Form S-8 No. 333-227305) pertaining to Amended and Restated 2009 Stock Incentive Plan, as amended of Sorrento Therapeutics, Inc.,

(5) Registration Statements (Form S-8 Nos. 333-234622 and 333-268861) pertaining to Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan, as amended,

(6) Registration Statement (Form S-8 No. 333-249616) pertaining to Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan, as amended and Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan, and

(7) Registration Statement (Form S-8 No. 333-249617) pertaining to Sorrento Therapeutics, Inc. Performance Stock Option Award Agreement;

of our reports dated March 15, 2023, with respect to the consolidated financial statements of Sorrento Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Sorrento Therapeutics, Inc. included in this Annual Report (Form 10-K) of Sorrento Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 15, 2023